                                                                   EXHIBIT 5.02

                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                August 27, 1999

(303) 298-5700                                                     C 18591-00018

CSK Auto Corporation
645 East Missouri Avenue
Phoenix, Arizona  85012

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We refer to an aggregate of 60,000 shares of Common Stock, par value $0.01 per share, of CSK Auto Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the CSK Auto Corporation 1996 Executive Stock Option Plan, as amended and restated (the "Plan").

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when (a) the Registration Statement has become

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August 27, 1999
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effective under the Act, (b) the Shares are issued and sold in accordance with the terms set forth in the Registration Statement and in the Plan, including, in the case of Shares issued pursuant to the exercise of options issued under the Plan, the payment for the underlying Shares, and (c) the pertinent provisions of any applicable state securities laws have been complied with, the Shares so issued will be legally issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                               Very truly yours,

                                               /s/  GIBSON, DUNN & CRUTCHER LLP